Registration No.

_______________________________________________________________________________
_______________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               ___________

                                FORM S-8
                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                               ___________

                          M. A. HANNA COMPANY
         (Exact name of Registrant as Specified in its Charter)

      Delaware                                            34-0232435
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                               ___________

       Suite 36-5000, 200 Public Square, Cleveland, Ohio 44114-2304 (Address of Principal Executive Office Including Zip Code)

                               __________

            401K Savings and Retirement Plan for Polymer Associates
                          (Full title of plan)

                               ___________

                        John S. Pyke, Jr., Esq.
             Vice President, General Counsel and Secretary
                          M. A. Hanna Company
        Suite 36-5000, 200 Public Square, Cleveland, Ohio  44114-2304
                             (216) 589-4000

(Name, address and telephone number including area code of agent for service)
                               ____________

                     CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
 Title of Securities   Amount        Price per  Maximum aggregate  Amount of
 to be Registered      Registered(1)  share(2)  Offering Price(2)  Registration
                                                                    Fee (2)
________________________________________________________________________________
 Common Stock,         200,000       $23.438     $4,687,600         $1,616
 Par Value $1.00
________________________________________________________________________________

(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration
Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Based upon the average of the high and low sales prices of the Common
Stock in the consolidated reporting system on December 20, 1994; determined in accordance with Rule 457(c) solely for the purposes of determining the amount of the registration fee.



                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  Incorporation of Documents by Reference

        The following documents and reports filed by M. A. Hanna Company (File No. 1-5222) (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993, as amended;

        (b) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

        (c)    Current Report of the  Company on  Form  8-K dated December
  20, 1994;

        (d) The description of the Company's Common Stock contained in the registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

        (e) The description of the Company's Stock Purchase Rights contained in the Registration Statement on Form 8-A dated December 4, 1991, as amended.

        All documents filed after the date of the filing of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

  Item 6.  Indemnification of Directors and Officers

        Subsection (b)(7) of Section 102 of the Delaware Law empowers a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision cannot eliminate or limit the liability of a director for (i) breach of his duty or loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) payment of a stock dividend or approval of a stock repurchase which was illegal under Section 174 of the Delaware Law, or (iv) any transaction from which an improper personal benefit was derived. Articles Thirteenth and Fourteenth of the Registrant's Restated Certificate of Incorporation were approved at the Company's annual meeting of stockholders held in May 1987 to provide for limitation of liability of directors, and indemnification of directors, officers and others as follows:

        "THIRTEENTH: To the full extent permitted by the General Corporation law of the State of Delaware or any other applicable laws as presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. No amendment to or repeal of this Article THIRTEENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment."

        "FOURTEENTH: Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal."

        Reference  is  made  to  Section  145  of  the   Delaware  General
  Corporation law relating the indemnification of directors and officers of a Delaware corporation.

        The Company has entered into Indemnification Agreements with all of the Company's directors except Mr. Eyton and all of the Company's executive officers (the "Indemnitees") to specify the extent to which Indemnitees may receive indemnification under circumstances in which indemnity would not otherwise be provided by the Delaware Law. Pursuant to the Indemnification Agreements, an Indemnitee will be entitled to indemnification as provided by Section 145 of the Delaware Law and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the Indemnitee's position with the Company. The Indemnification Agreements provide specific procedures for securing indemnification and the Company is required to make payments in connection with any claim against the Indemnitee only to the extent expressly provided by law.

        The  Company  has  purchased   directors  and  officers  liability
  insurance which provides for indemnification of directors and officers against certain liabilities.

  Item 8.  Exhibits

        4.1 Amended Certificate of Incorporation of the Company (filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989) incorporated herein by reference.

        4.2 By-laws of the Company (filed as Exhibit 3(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, File No. 1-5222) incorporated herein by reference.

        4.3 Indenture dated September 15, 1991 between the Company and Ameritrust Company, National Association (now known as Society National Bank), Trustee, relating to Registrant's $100,000,000 aggregate principal amount of 9% Senior Notes due 1998 and $150,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2003, (filed as Exhibit 4 to the Form S-3 of the Company on September 18, 1991) incorporated herein by reference.

        4.4 Indenture dated September 26, 1991 between the Company and Ameritrust Texas, National Association, Trustee, relating to Registrant's $50,000,000 aggregate principal amount of 9% Notes due 1998, (filed as Exhibit 4 to the Form S-3 of the Company on October 24, 1991) incorporated herein by reference.

        4.5 Credit Agreement dated June 30, 1994 between the Company, Citibank, N.A. and the other banks signatory thereto.

        4.6 Rights Agreement dated December 4, 1991 between the Company and Ameritrust Company National Association (filed as
              Exhibit 2 to Form 8-A of M. A. Hanna Company on December 5, 1991, as amended and as Exhibit 8 to Form 8 of the Company filed on December 24, 1991) incorporated herein by reference.

        23    Consent of Ernst & Young LLP.

        24    Powers of Attorney.

        99    401K Savings and Retirement Plan for Polymer Associates.

  The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

  Item 9.  Undertakings

        A.    The undersigned Registrant hereby undertakes:

        (1) To file during any period in which offers or sales are being made a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, the paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
  Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                 SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed, on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on this 22nd day of December, 1994.

                                M. A. HANNA COMPANY


                                By: /S/  John S. Pyke, Jr.
                                      John S. Pyke, Jr.
                                      Vice President, General Counsel
                                       and Secretary


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of December 22, 1994.

  Signatures                Titles                                    Date



  Martin D. Walker*         Chairman, Chief Executive Officer
  Martin D. Walker          (principal executive officer)
                            and Director

  Douglas J. McGregor*      President, Chief Operating Officer
  Douglas J. McGregor       and Director

  /S/  Douglas R. Schrank   Vice President, Chief Financial
  Douglas R. Schrank        Officer (principal financial
                            officer)

  /s/  Thomas E. Lindsey    Controller (principal accounting
  Thomas E. Lindsey         officer)

  B. Charles Ames*          Director
  B. Charles Ames

  Carol A. Cartwright*      Director
  Carol Cartwright

  Wayne R. Embry*           Director
  Wayne R. Embry

  J. Trevor Eyton*          Director
  J. Trevor Eyton

  George D. Kirkham*        Director
  George D. Kirkham

  Marvin L. Mann*           Director
  Marvin L. Mann

  Richard W. Pogue*         Director
  Richard W. Pogue


  * John S. Pyke, Jr., theundersigned attorney-in-fact, by signing his name below, does hereby sign this registration statement on behalf of the above indicated directors and officers of M. A. Hanna Company (constituting a majority of the directors) pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

  By: /s/  John S. Pyke, Jr.  as attorney-in-fact
           John S. Pyke, Jr.


  The Plan

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly cause this registration statement to be filed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 22, 1994.

                    401K Savings and Retirement Plan for Polymer
                    Associates


                    By:    /s/  Douglas R. Schrank
                    Name:  Douglas R. Schrank
                    Title: Committee for Employee Benefits
                           Administration



                                 EXHIBITS
 ________________________________________________________________________
                                                 Pagination by
 Exhibit                                         sequential
 Number                  Exhibit                 numbering
 ________________________________________________________________________

 3    Restated  Certificate  of  Incorporation  of  Registrant  (filed  as
      Exhibit 4(a) to the Form S-8 of Registrant dated June 29, 1988) incorporated herein by reference and made a part hereof.

 4.1  Amended Certificate of Incorporation of the Company (filed as
      Exhibit 3(b) to the Company's Annual Report on Form 10-K for the
      fiscal  year  ended  December  31,  1989)  incorporated  herein   by
      reference.

 4.2 By-laws of the Company (filed as Exhibit 3(d) to the Company's Annual Report on Form 10-K for the fiscal year ended
      December  31,  1987,   File  No.  1-5222)  incorporated  herein   by
      reference.

 4.3  Indenture dated September 15, 1991 between the Company and
      Ameritrust Company, National Association, Trustee, relating to Registrant's $100,000,000 aggregate principal amount of 9% Senior Notes due 1998 and $150,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2003 (filed as Exhibit 4 to the Form S-3 of the Company on October 24, 1991) incorporated herein by reference.

 4.4 Indenture dated September 26, 1991 between the Company and Ameritrust Texas, National Association, Trustee, relating to Registrant's $50,000,000 aggregate principal amount of 9% Notes due 1998, (filed as Exhibit 4 to the Form S-3 of the Company on October 24, 1991) incorporated herein by reference.

 4.5  Credit Agreement dated June 30, 1994 between the Company,
      Citibank, N.A. and the other banks signatory thereto.

 4.6 Rights Agreement dated December 4, 1991 between the Company and Ameritrust Company National Association (filed as Exhibit 2 to Form 8-A of M. A. Hanna Company on December 5, 1991, as amended and as Exhibit 8 to Form 8 of the Company filed on December 24, 1991) incorporated herein by reference.

 23   Consent of Ernst & Young LLP.

 24   Powers of Attorney.

 99   401K Savings and Retirement Plan for Polymer Associates.